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                                                            EXHIBIT 11(a)



                               CONSENT OF COUNSEL

                         AIM INTERNATIONAL FUNDS, INC.
                         -----------------------------

     We hereby consent to the use of our name and to the references to our firm under the captions "General Information -- Legal Counsel" in the Prospectus and "Miscellaneous Information -- Legal Matters" in the Statement of Additional Information forming a part of Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (No. 33-44611) and Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (No. 811-6463) on Form N-1A of AIM International Funds, Inc.



                                         /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                         -------------------------------------
                                             Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
February 23, 1996